EXHIBIT 11.0

                            DIGITAL BIOMETRICS, INC.
                   STATEMENT RE: COMPUTATION OF LOSS PER SHARE

The per share computations are based on the weighted average number of common shares outstanding during the periods.

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
                                                      Three Months Ended               Six Months Ended
                                                          March 31,                        March 31,
                                               -----------------------------     -----------------------------
                                                   1997             1996             1997             1996
                                               ------------     ------------     ------------     ------------
Shares outstanding at beginning of period        10,916,485        8,221,445       10,777,288        7,833,633

Shares issued under retirement plan                    --               --             41,798           16,831

Restricted stock awards, net of forfeitures          19,072           17,456           19,072           17,456

Exercise of options and warrants                       --               --               --            157,500

Shares issued from debenture and related
    interest conversion                           1,124,565        1,135,288        1,221,964        1,348,769

                                               ------------     ------------     ------------     ------------
Shares outstanding at end of period              12,060,122        9,374,189       12,060,122        9,374,189
                                               ============     ============     ============     ============

Weighted average shares outstanding (A)          11,571,802        8,435,781       11,213,297        8,162,324
                                               ============     ============     ============     ============


Net loss                                       $   (973,889)    $ (2,164,211)    $ (2,066,519)    $ (5,277,547)
                                               ============     ============     ============     ============

Loss per common share                          $      (0.08)    $      (0.26)    $      (0.18)    $      (0.65)
                                               ============     ============     ============     ============


(A) Stock options and other common share equivalents are not included in the calculation of the net loss per common share for the three- and six-month periods ended March 31, 1997 and 1996 as their effect is antidilutive.

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